Exhibit 10.23

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement'') is made and entered into the 1st day of August, 2010 (the "Effective Date") by and between VIRAL GENETICS, INC., a Delaware corporation (the "Company"), and SHEEHANBOYCE, LLC, a limited liability corporation registered in the state of Colorado ("Consultant").

(the "Parties")

WHEREAS the Company is an early-stage business engaged in the development of certain biomedical products and Chemical product for Biofuel industry; and

WHEREAS Consultant has experience, knowledge, contacts, and skills which are beneficial to the development of the Company; and

WHEREAS the Company wishes to engage Consultant and to define the nature of the relationship, to protect certain confidential information owned or possessed by the Company, and to establish certain other representations, warranties and covenants.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows.

1) Non-Exclusive Engagement of Consultant; Term. The Company hereby engages Consultant as its non exclusive provider of the consulting services described in this Agreement, for a term (the "Term"), which will commence on the Effective Date of this Agreement and end August 31, 2012.

2) Consultant Services. On the terms and conditions set forth in this Agreement, Consultant will provide the following services to the Company as directed by the Company (the "Services"):

a)	Consultant agrees to serve as a scientific advisor to the Company;
b)	Consultant will advise and assist the Company with the development, analysis, testing, research, and study of its biomedical technology and other products for the biofuel industry, including, without limitation, design of clinical trials and relations with regulatory bodies;
c)	Consultant will advise and assist the Company with the development of a commercial development strategy for the Company's products in the United States of America;
d)	Consultant shall advise and assist the Company with respect to the publication of reports, results, analyses, studies and other scientific and medical activities of the Company, in recognized peer reviewed literature;
e)	Consultant will advise and assist the Company on other issues with respect to the Company's products;
f)	Consultant will advise and assist the Company on increasing the depth and visibility of its advisory board and related infrastructure, including identifying and assisting with the recruitment of qualified candidates to serve as advisors, consultants, employees or service providers;
g)	Consultant will assist the Company in identifying its scientific goals; and
h)	Consultant will assist and advise the Company in other areas in which Consultant has expertise as reasonably requested from time to time by the Company.

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3) Method of Providing Services. It is understood that the Company will not control the manner nor prescribe the method by which the services under this Agreement are to be performed by Consultant. Consultant shall be available for a teleconference meeting with the management of the Company at least once per month during the Term. Consultant will perform services, and may communicate with the Company's management and other parties, through personal meetings, correspondence, telephone or video conferences, and such other methods, and at such times, as mutually determined, subject to the reasonable convenience of the parties. Unless requested otherwise by the Company, Consultant shall communicate with the Company's management through the Company's President. Acting in good faith and consistent with ordinary business practices with respect to advisory relationships, Consultant shall devote a reasonable amount of time per month to the provision of the Services described herein provided that the other business of Consultant is not materially affected.

4) Performance. Consultant agrees to at all times faithfully, industriously, and to the reasonable best of their abilities, experience, and talents, perform all of the duties that may be required of and from them pursuant to the express and explicit terms hereof.

5) Independence of Parties. Nothing contained in this Agreement shall constitute either party as an employee, partner, co-venturer or agent of the other, it being intended that each shall act as an independent contractor with respect to the other. Consultant is not authorized to speak on behalf of the Company or bind it in any manner.

6) Compensation.

a)	Shares. For and in consideration of the agreement of Consultant to enter into this Agreement and as an incentive for the Consultant to use their best efforts in pursuit of the Company's business, at the end of each three month period during the Term with the first such period ending October 31, 2010, (each such period, a "Payment Period"), the Company will issue to Consultant at his unilateral choice either 100,000 shares of the common stock of the Company ("Quarterly Shares") or $1250.00 USD. In the event that this Agreement is terminated for any reason prior to the end of a Payment Period, the number of Quarterly Shares issuable for such Payment Period shall be prorated for the elapsed portion of the Payment Period in question, computed by dividing the number of days from the date of the prior issuance to the effective date of such termination by the total number of days in such Payment Period and multiplying the fraction so obtained by the amount of the shares due thereunder. Any shares issuable in connection therewith shall be issued and delivered within ten (1 0) days after the effective date of such termination.
b)	Benefits, Other Consideration. No benefits, vacation pay, or other consideration or remuneration of any kind shall be owed to Consultant by the Company, unless specifically referenced herein. Expenses incurred in Consultant's provision of the Services shall be reimbursed by the Company provided that they are preapproved in writing by the Company.

7) Company Representations and Warranties. The Company hereby represents and warrants, knowing that Consultant is relying thereon, that:

a)	The Company is duly organized, validly existing and in good standing under the laws of the state of Delaware. The Company is qualified to do business as a foreign corporation in each state in which its business requires it to be so qualified.
b)	All shares issued to Consultant under this Agreement will be duly and validly issued, fully paid and non-assessable, and will be delivered free and clear of any liens, claims or encumbrances, except for restrictions imposed by reference to the registration requirements of the Securities Act of 1933.

8) Consultant Representations and Warranties. Consultant hereby represents and warrants, knowing that the Company is relying thereon, that:

a)	Consultant is an Accredited Investor, as that term is defined in Regulation D in the Securities Act, 1933, and Consultant has completed the attached Schedule A; and
b)	Consultant has not in the past, nor will she in the future engage in any activity contrary to the securities laws of any jurisdiction including, without limitation, those of the United States of America.

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9) Intellectual Property, Secrecy. Consultant has read, understood, and accepted the Viral Genetics Intellectual Property Agreement attached hereto as Schedule B.

10) Stock Certificates and Registration Rights. All shares delivered to Consultant pursuant to this Agreement shall bear a restrictive legend in the form normally used by the Company for the issuance of restricted shares, and shall be deemed restricted securities under SEC Rule 144.

11) Changes to Common Stock. In the event that the Company shall undertake a recapitalization, reverse stock split, forward stock split, reclassification, or other change to its common stock (a "Change in Common Stock Properties"), the quantity of shares to be paid to Consultant under Section 5 (a) shall be increased or decreased proportionately, in accordance with the terms of said Change in Common Stock Properties.

12) Extension and Renewal. The Term may be extended or renewed, and this Agreement may be amended, only by the written agreement of the parties.

13) Indemnification.

a)	Each of the Parties hereby indemnifies and defends the other and each of the their respective officers, directors, employees, shareholders, agents, advisors or representatives, as applicable, (each, an "Indemnitee") against, and holds each Indemnitee harmless from, any loss, liability, obligation, deficiency, damage or expense including, without limitation, interest, penalties, reasonable attorneys' fees and disbursements (collectively, "Damages"), that any Indemnitee may suffer or incur based upon, arising out of, relating to or in connection with (whether or not in connection with any third party claim):
i)	any breach of any representation or warranty made by the other party contained in this Agreement; and
ii)	the failure of the other party to perform or to comply with any covenant or condition required to be performed or complied with in accordance with this Agreement.
b)	Indemnification Procedures for Third Party Claims.
i)	Promptly after notice to an indemnified party of any claim or the commencement of any action or proceeding, including any actions or proceedings by a third party (hereafter referred to as "Proceeding" or "Proceedings"), involving any Damage referred to in this Section, such indemnified party shall, if a claim for indemnification in respect thereof is to be made against an indemnifying party pursuant to this Section, give written notice to the indemnifying party, setting forth in reasonable detail the nature thereof and the basis upon which such party seeks indemnification hereunder; provided, however, that the failure of any indemnified party to give such notice shall not relieve the indemnifying party of its obligations hereunder, except to the extent that the indemnifying party is actually prejudiced by the failure to give such notice.

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ii)	In the case of any Proceeding by a third party against an indemnified party, the indemnifying party shall, upon notice as provided above, assume the defense thereof, with counsel reasonably satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its assumption of the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof (but the indemnified party shall have the right, but not the obligation, to participate at its own cost and expense in such defense by counsel of its own choice) or for any amounts paid or foregone by the indemnified party as a result of any settlement or compromise thereof that is effected by the indemnified party (without the written consent of the indemnifying party).
iii)	Anything in this Section 13 notwithstanding, if both the indemnifying party and the indemnified party are named as parties or subject to such Proceeding and either party determines with advice of counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the other party or that a material conflict of interest between such parties may exist in respect of such Proceeding, then the indemnifying party may decline to assume the defense on behalf of the indemnified party or the indemnified party may retain the defense on its own behalf, and, in either such case, after notice to such effect is duly given hereunder to the other party, the indemnifying party shall be relieved of its obligation to assume the defense on behalf of the indemnified party, but shall be required to pay any legal or other expenses including, without limitation, reasonable attorneys' fees and disbursements, incurred by the indemnified party in such defense.
iv)	If the indemnifying party assumes the defense of any such Proceeding, the indemnified party shall cooperate fully with the indemnifying party and shall appear and give testimony, produce documents and other tangible evidence, and otherwise assist the indemnifying party in conducting such defense. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement or compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or Proceeding. Provided that proper notice is duly given, if the indemnifying party shall fail promptly and diligently to assume the defense thereof, then the indemnified party may respond to, contest and defend against such Proceeding and may make in good faith any compromise or settlement with respect thereto, and recover from the indemnifying party the entire cost and expense thereof including, without limitation, reasonable attorneys' fees and disbursements and all amounts paid or foregone as a result of such Proceeding, or the settlement or compromise thereof. The indemnification required hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills or invoices are received or loss, liability, obligation, damage or expense is actually suffered or incurred.

14) Termination.

a)	Either party may terminate this Agreement upon not less than 15 days notice in the event of a material breach of this Agreement or material non-performance by the other party, which breach is not cured within 10 days after the giving of written notice to the breaching party specifying the circumstances of such breach.
b)	The Company may terminate this Agreement without further notice to Consultant in the event that Consultant:
i)	becomes the subject of an investigation concerning a felony or a violation of any securities laws;
ii)	declares bankruptcy;
iii)	becomes an employee, consultant, officer, director or principal of a competitor;
iv)	misrepresents the Company;

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v)	has been grossly negligent in the performance of duties at least three times in any consecutive 30-day period, and Consultant has been notified in writing within 5 days of each such occurrence;
vi)	has engaged in material and willful or gross misconduct in the performance of duties hereunder; or
vii)	acts in any other manner which materially affects the Company in a negative manner.
c)	Either party may terminate this Agreement without cause upon 30 days prior written notice to the other party.

15) Consequences of Termination. Any termination or expiration of this Agreement, whether or not for cause, shall not affect the obligation of the Company to pay compensation to Consultant that was earned or accrued prior to the date of termination or expiration. Other than as specifically provided for herein, no further fees or payments of any kind shall be owed to Consultant upon or following Termination.

16) Cooperation. The parties shall deal with each other in good faith, good faith meaning honesty in fact and the observance of all commercial standards of fair dealing and usages of trade, which are regularly observed within the industry.

17) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

18) Arbitration. In the event of dispute or controversy between the parties as to the performance hereof, this Agreement shall be and remain in full force and effect and all terms hereof shall continue to be complied with by both parties, it shall be submitted to two arbitrators, one to be appointed by each, and if those arbitrators do not agree, they shall select a third disinterested and competent person to act with them, and the decision of the three, or a majority of them, shall be final and conclusive. If either party does not appoint an arbitrator as aforesaid within 90 days after receipt of notice to the other that it desires arbitration, which notice shall state the name and address of the arbitrator appointed by such other, and does not within such period furnish to such other party the name and address of the second arbitrator, then the arbitrator first named shall appoint a disinterested and competent arbitrator for the party thus defaulting, and the two arbitrators so appointed shall select a third to act with them as aforesaid and with like effect. Cost of arbitration shall be borne by the parties equally. Judgment upon the reward rendered may be entered in any court having jurisdiction thereof.

19) Governing Law and Disputes. This Agreement shall be governed by the laws of the State of California, without regard to choice of law provisions.

20) Waiver. Any party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement.

21) Severability. If and to the extent that any court of competent jurisdiction holds any provision or any part thereof of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

22) Counterpart and Headings. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. All headings in this Agreement are inserted for convenience of reference and shall not affect its meaning or interpretation.

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23) Entire Agreement. This Agreement is and shall be considered to be the only agreement or understanding between the parties hereto with respect to the engagement of Consultant by the Company. All negotiations, commitments, and understandings acceptable to both parties have been incorporated herein. No letter, telegram, or communication passing between the parties hereto shall be deemed a part of this Agreement; nor shall it have the effect of modifying or adding to this Agreement unless it is distinctly stated in such letter, telegram, or communication that it is to constitute a part of this Agreement and is to be attached as a rider to this Agreement and is signed by the parties to this Agreement.

24) Modification of Contract. This Agreement cannot be modified by tender, acceptance or endorsement of any instrument of payment, including check. Any words contained in an instrument of payment modifying this contract, including a waiver or release of any claims, or a statement referring to paying in full is void. This Agreement can only be modified in a separate writing, other than an instrument of payment, signed by the parties.

25) Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns. This Agreement may not be assigned without the consent of the parties.

26) Survival. The representations, warranties, and agreements of the parties contained in this Agreement will remain operative and in full force and effect and will survive any termination of this Agreement.

27) Notices. All notices required or permitted under this Agreement shall be in writing and shall be sent by certified or registered first class mail, return receipt requested, or shall be personally delivered, or sent by an overnight delivery service such as Federal Express, or shall be transmitted by telefax (provided such telefax message is confirmed by telephonic acknowledgment of receipt or by sending via other authorized means a confirmation copy of such notice) addressed to the parties at their respective last known business addresses.

Agreed to as of the date affixed hereof.

VIRAL GENETICS, INC.	SHEEHANBOYCE, LLC

By: /s/ Haig Keledjian	/s/ John Sheehan 16 July 2010
President	Joh Sheehan, Principal

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SCHEDULE A

ACCREDITED INVESTOR QUESTIONNAIRE

PERSONAL FINANCIAL INFORMATION. The following information pertaining to the undersigned as a natural person and U.S. Persons within the meaning of RegulationS is being provided here in lieu of furnishing a personal financial statement.

(a) My individual net worth, or joint net worth with my spouse, exceeds $1,000,000.

/s/ JS	Yes [ ]	No [x]

(b) My individual income in 2008 and 2009 exceeded $200,000 in each such year, and reasonably expect my individual income will be in excess of $200,000 in 2010.

/s/ JS	Yes [ ]	No [x]

(c) The joint income of my spouse and I in 2008 and 2009 exceeded $300,000 in each such year, and I reasonably expect our joint income will be in excess of $300,000 in 2010.

/s/ JS	Yes [ ]	No [x]

(d) Considering the foregoing and all other relevant factors in my financial and personal circumstances, am able to bear the economic risk of an investment in the Company.

/s/ JS	Yes [x]	No [ ]

The foregoing is a true representation of my financial status:

/s/ John Sheehan 16 July 2010

John Sheehan

SheehanBoyce, LLC

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SCHEDULE B

Viral Genetics Intellectual Property Agreement

(the "Viral Genetics IP Agreement")

In consideration of the undersigned's initial hire and continued engagement by Viral Genetics, Inc. (the "Viral"), the undersigned (hereinafter the "Consultant") agrees as follows:

1. Non-Solicitation. Consultant acknowledges that, in the course of performing services for or on behalf of the Company, having access to the Company's technology, reports, processes, knowledge and know-how, facilities, books and records, or otherwise being associated with the Company, Consultant may from time to time receive Confidential Information (as defined in Paragraph 2, below) of or with respect to the Company and hereby stipulates and agrees that such Confidential Information is a part of and essential to the operations and goodwill of the Company. In connection and in furtherance of the foregoing, Consultant may not (whether directly or indirectly; as the principal or on such person's own account; or solely or jointly with others as a Consultant, agent, independent contractor, consultant, general or limited partner, member, stockholder or holder of equity securities of any other person, other than through ownership of less than one percent of a class of publicly-traded securities of a company) engage in any of the conduct or activity described below in this Paragraph 1.

(a) Consultant may not, so long as Consultant is a Consultant of the Company and until the third anniversary of the effective date of termination of Consultant's engagement with the Company for any reason, solicit, induce or influence any person that at such time is (or, during the six (6) month period ending on the effective date of termination of Consultant's engagement with the Company, was) a vendor, licensor, licensee, distributor, customer, client, Consultant, or independent contractor of the Company to terminate any contract or agreement with the Company or leave the service of the Company. Consultant acknowledges that the restrictions in this subparagraph (a) of this Paragraph I will not impair Consultant's ability to carry on Consultant's profession or earn a living.

(b) Consultant may not, so long as Consultant is a Consultant of the Company and until the third anniversary of the effective date of termination of Consultant's engagement with the Company for any reason, without the express prior written consent of the Company, participate either directly or indirectly in any discussion or negotiation with any person that at such time is (or, during the six month period ending on the effective date of termination of Consultant's engagement with the Company, was) a vendor, licensor, licensee, distributor, customer, client, Consultant, or independent contractor of the Company the purpose of which discussion or negotiation would be materially adverse to the interests of the Company and the relationship existing between the Company and such person. Consultant acknowledges that the restrictions in this subparagraph (b) of Paragraph 1 will not impair Consultant's ability to carry on Consultant's profession or earn a living.

2. Non-Disclosure of Information. Consultant understands that the covenants and agreements in this Paragraph 2 may limit Consultant's ability to earn a livelihood in a business similar to the business of the Company of researching, developing and distributing biomedical products and technology, but nevertheless believes that Consultant has received and will receive sufficient consideration and other benefits from the Company so as to clearly justify such restrictions which, in any event (given Consultant's education, skills and ability), Consultant does not believe would prevent Consultant from earning a living:

(a) Consultant acknowledges that, in the course of performing services for or on behalf of the Company, having access to the Company's technology, reports, processes, knowledge and know-how facilities, books and records, or otherwise being associated with the Company, Consultant will have access to, and become acquainted with, Confidential Information of or with respect to the Company and hereby stipulates and agrees that such Confidential Information is a part of and essential to the operations and goodwill of the Company. Consultant (i) hereby stipulates and acknowledges that the Confidential Information constitutes important, material, proprietary and confidential trade secrets of the Company that affect the successful conduct of the business and goodwill of, the Company; (ii) stipulates and acknowledges that any and all of the Confidential Information is the sole and exclusive property of the Company, regardless of whether Consultant was engaged in the development of any of such Confidential Information while performing services for or on behalf of the Company; (iii) agrees to keep all such Confidential Information in strictest confidence, and not to, directly or indirectly, use or divulge, disclose or communicate to any person (other than a duly-authorized representative of the Company) any such Confidential Information other than in the ordinary course of business of the Company for the benefit of the Company; and (iv) agrees not to copy or otherwise duplicate any such Confidential Information or knowingly allow anyone else to copy or otherwise duplicate such Confidential Information, other than in the ordinary course of business of the Company for the benefit of the Company. Upon the end of the engagement with Viral, and at any time at the request of the Company, shall promptly return to the Company all copies of such Confidential Information delivered to or obtained by Consultant or, at the election of the Company, certify that all copies of such Confidential Information in the possession of Consultant or any person who received such Confidential Information from Consultant have been destroyed or erased.

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(b) "Confidential Information" means, with respect to the Company, any technical, financial, or business information (including, without limitation, manuals, forms, memoranda, reports, journals, test results, correspondence, business plans, customer lists, pricing lists, contracts, plans or specifications, or the like) that may disclose (or may reasonably be expected to disclose) the customs and practices, marketing methods and data, services and products, methods of doing business, manner of operation, scientific know-how, formulas, technical data or information, clinical study protocols, patient or biologic information, manufacturing information or know how, and other confidential information, regardless of whether in written, oral, graphic, encoded, encrypted, tangible, or intangible forms, all of which the Consultant hereby acknowledges constitute "trade secrets" within the meaning of the Uniform Trade Secrets Act, codified at sections 3426 et seq. of the California Civil Code.

(c) Consultant shall have no obligation to preserve the confidential or proprietary nature of any information that (i) was already known to Consultant free of any obligation to keep such information confidential at the time of disclosure of such information; (ii) is or becomes publicly known through no wrongful act of Consultant; (iii) is rightfully received from a third person having no direct or indirect secrecy or confidentiality obligation to the Company; (iv) is disclosed to a third person by the Company without restrictions on confidentiality similar to those contained in this Paragraph 2; (v) is approved for disclosure by written authorization of the Company; or (vi) is a Prior Invention (as defined in Paragraph 3).

(d) The obligations of Consultant under this Paragraph 2 shall also extend to Consultant's affiliates and Consultant shall, upon reasonable request of the Company, advise each such person in writing of the obligations imposed on such person under this Paragraph 2. "Affiliate" means: (i) the Consultant's current spouse, siblings, lineal ancestors (including those by adoption), and lineal descendants (including those by adoption), and spouses of the foregoing ("Family Members"); and (ii) any corporation, partnership, trust, or limited liability company in which the Consultant or any Family Member is an officer, director, manager, trustee, general partner, or holder of one percent or more the outstanding voting securities, capital or profits interests, or beneficial interests, s applicable.

(e) The provisions of this Paragraph 2 shall apply to Consultant throughout the term of engagement and continue in perpetuity.

3. Assignment of Inventions. Consultant shall promptly disclose any Consultant Creations (as defined below) to the Company and any such Consultant Creations shall be the Company's sole property. All original works of authorship that are made by Consultant (in whole or in part, either alone or jointly with others) within the scope of Consultant's engagement with the Company and that are protectable by copyright are "works made for hire" as defined in the United States Copyright Act (17 U.S.C.A. section 101). "Consultant Creation(s)" means any idea, concept, discovery, development, device, design, apparatus, use, machine, practice, process, method, product, composition of matter, improvement, formula, algorithm, literary or graphical or audiovisual work or sound recording, mask work, or computer program of any kind (whether or not subject to patent, copyright, trademark, trade secret, mask work right, or similar protection) that relate(s) in any way to any of the Company's biological or pharmaceutical products under investigation or development from time to time, or any manufacturing or production know-how, scientific know-how, processes, or procedures pertaining thereto that are conceived, suggested, reduced to practice, or devised by Consultant, in whole or in part, either solely or jointly with others, during Consultant's engagement with the Company or using the Company's facilities, or equipment or using Confidential Information.

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(a) Consultant hereby assigns to the Company, and agrees to assign to the Company in the future where appropriate, any and all such Consultant Creations, and agrees to cooperate with the Company in the execution of appropriate instruments assigning and evidencing such assignment and ownership rights of the Company, to the maximum extent permitted by section 2870 of the California Labor Code. In order that the Company may perfect and protect its rights to Consultant Creations as provided hereunder, Consultant agrees that Consultant's obligations regarding assignment of such Consultant Creations to the Company shall survive termination of Consultant's engagement with the Company for a term of one year following the date of termination for any reason. Consultant hereby acknowledges that the Company has provided to Consultant the text of section 2870 of the California Labor Code, and, concurrently with the execution of this Agreement, Consultant has executed and delivered to the Company a copy of Exhibit A attached hereto acknowledging that the Company has provided to Consultant written notification regarding section 2870 of the California Labor Code.

(b) If any Invention related to the subject matter of Consultant's engagement with the Company was made, conceived, developed or first reduced to practice by Consultant (in whole or in part, either alone or jointly with others) prior to Consultant's engagement with the Company, it is listed on Exhibit B ("Prior Inventions"). Consultant retains the right to use, enhance, license and/or authorize others to use for any purpose or application (a) the Prior Inventions or (b)other Inventions developed by Consultant that are unrelated to the Consultant's engagement with the Company, unrelated in any way to any of the Company's biological or pharmaceutical products under investigation or development from time to time (or any manufacturing or production know-how, scientific know-how, processes, or procedures pertaining thereto), and developed by Consultant outside the scope of her engagement with the Company.

4. Enforcement. Consultant acknowledges that the covenants and the restrictions contained in this Agreement are necessary and required for the adequate protection of the Company and are necessary to preserve the goodwill of the Company and the value of its existing Confidential Information, inventions, contracts and relationships; such covenants relate to matters that are of a special, unique and extraordinary character that give each of such covenants or restrictions a special, unique and extraordinary value; and, a breach of any such covenant or restriction will result in loss of goodwill, invasion of property rights of the Company, unfair competition by the breaching party, and other irreparable harm and damages to the Company, which cannot be adequately compensated by a monetary award. It is accordingly agreed that the Company or any of its subsidiaries (without posting bond or other security and without the necessity of proving actual damages) shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other legal or equitable remedies available to the Company for such breach or threatened breach of any of the provisions of this Agreement (including, without limitation, recovery of all damages from Consultant and an equitable accounting of all earnings, profits and other benefits arising from such violation). If Viral instigates any suit or proceeding to enforce this Agreement against Consultant and Viral prevails, the Consultant shall reimburse the Company for its costs and expenses incurred therein, including costs of appeal and enforcement and reasonable attorneys' fees.

AGREED:

CONSULTANT

/s/ John Sheehan	DATED: 16 July 2010
John Sheehan

SheehanBoyce, LLC

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